Exhibit (j)(i) under N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 36 to Form N-1A Registration Statement of Money Market Obligations Trust of our report dated September 28, 1999, on the financial statements as of July 31, 1999, of Treasury Obligations Fund, Government Obligations Fund, Government Obligations Tax-Managed Fund, Prime Obligations Fund and Tax-Free Obligations Fund included in or made part of this registration statement.



/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Boston, Massachusetts
October 28, 1999